UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     The information set forth in Item 2.03 hereof is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On October 15, 2010, ArvinMeritor, Inc. (“ArvinMeritor”), amended its existing accounts receivable securitization arrangement to extend its maturity date to October 15, 2013. Under the amended arrangement, as under the prior arrangement, ArvinMeritor Receivables Corporation (“ARC”), a subsidiary of ArvinMeritor, will purchase eligible accounts receivable from certain other ArvinMeritor subsidiaries (the “Originators”) and will borrow under a credit facility funded by multiple lenders. ARC’s borrowings will be secured by an interest in the purchased receivables, and ARC will use the proceeds of the borrowings to fund purchases of receivables from the Originators.

     In connection with this arrangement, ARC entered into a First Amendment dated as of October 14, 2010 to the Loan Agreement dated as of September 8, 2009, with ArvinMeritor, as Initial Collection Agent, the Lenders from time to time party thereto and GMAC Commercial Finance LLC, as Agent (as amended, the “Loan Agreement”). The Loan Agreement provides for borrowings by ARC in an aggregate principal amount outstanding at any one time of not to exceed $125 million, secured by an interest in accounts receivable of the Originators sold to ARC from time to time pursuant to a Third Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”) among ARC and the Originators.

     Borrowings under the Loan Agreement will bear interest at a rate equal to an applicable margin plus, at ARC’s option, either (a) a base rate determined by reference to the higher of (1) JPMorgan Chase Bank’s prime rate, (2) the federal funds rate plus 1/2 of 1% and (3) three-month LIBOR plus 1.00% or (b) LIBOR. The applicable margin for the Loan Agreement will range from 2.5% - 4.25% for base rate loans and 3.5% - 5.25% for LIBOR loans, as determined based on a grid tied to the ArvinMeritor’s credit rating. The fee on the undrawn amounts under the facility will be 1.00% through September 30, 2011, and then will range from 0.5% - 1.00%, depending on ArvinMeritor’s credit rating.

     The Loan Agreement continues to contain a number of covenants customary for this type of facility, including a cross-default to ArvinMeritor’s senior secured credit facility. For a further description of the covenants set forth in ArvinMeritor’s senior secured credit facility, please see Note 16 of the Notes to Consolidated Financial Statements and the discussion under the heading “Liquidity” in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ArvinMeritor’s report on Form 10-Q for the quarter ended July 4, 2010. The Loan Agreement also contains other standard events of default. The Loan Agreement is filed as Exhibit 10a to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

10a – First Amendment dated as of October 14, 2010 to Loan Agreement dated as of September 8, 2009 by and among ArvinMeritor, Inc., ArvinMeritor Receivables Corporation, the Lenders from time to time party thereto and., GMAC Commercial Finance LLC, as Administrative Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and
General Counsel
Date: October 18, 2010

EXHIBIT INDEX

10a – First Amendment dated as of October 14, 2010 to Loan Agreement dated as of September 8, 2009 by and among ArvinMeritor, Inc., ArvinMeritor Receivables Corporation, the Lenders from time to time party thereto and., GMAC Commercial Finance LLC, as Administrative Agent